Exhibit 99.6

NEWS RELEASE

CONTACTS:	Actavis
Investors:
Lisa DeFrancesco
(862) 261-7152
Media:
Charlie Mayr
(862) 261-8030
David Belian
(862) 261-8141

Actavis Announces Michael R. Gallagher and Peter J. McDonnell to Join Board of Directors

DUBLIN, Ireland – March 17, 2015 – Actavis plc (NYSE: ACT) today announced that two former members of the Allergan Board of Directors - Michael R. Gallagher, Lead Independent Director, and Peter J. McDonnell, M.D. - have been named to the Actavis Board of Directors. David E.I. Pyott, Chairman and Chief Executive Officer of Allergan, has elected not to join the combined company’s Board of Directors, but will continue to serve as Chairman of The Allergan Foundation, a U.S.-based, private charitable foundation committed to providing a lasting and positive impact in the communities in which Allergan, Inc. employees live and work.

In addition to Mr. Gallagher and Dr. McDonnell, the Actavis Board includes Paul M. Bisaro Executive Chairman; Brenton L. Saunders, CEO and President; Catherine M. Klema, Nesli Basgoz, M.D., James H. Bloem, Christopher W. Bodine, Christopher J. Coughlin, Patrick J. O’Sullivan, Ronald R. Taylor, and Fred G. Weiss. On February 5, 2015, in preparation for the closing of the acquisition of Allergan, the Actavis Board of Directors voted to reduce the Actavis Board from 14 members to 12, and announced the voluntary resignation of Tamar D. Howson, John A. King, Jiri Michal and Andrew L. Turner, effective upon the close of the transaction.

“The addition of Michael and Peter brings significant experience from Allergan to our Board, and I welcome their insights and expertise as we combine our two dynamic organizations,” said Brent Saunders, CEO and President of Actavis. “I want to thank the entire Allergan Board for their stewardship to Allergan shareholders in building a strong and successful company. I also want to thank Tamar, John, and Jiri for serving on our Board since the acquisition of Warner Chilcott and guiding the foundational combination that expanded Actavis’ position of leadership in key brand therapeutic categories, as well as Andy Turner, whose years of service, including previously as Chairman of the Board, have been instrumental as we have dramatically reshaped our Company.

“Finally, I want to offer my sincere appreciation to David Pyott for his support and hard work in leading Allergan to this historic combination. His tremendous leadership and impact during his more than 17 years with the company have transformed Allergan into one of the leading healthcare companies in the world. Since we announced the proposed acquisition last year, I have had the opportunity to work with David on an almost daily basis and appreciate his enthusiasm, counsel and hard work in helping to plan for the coming together of our two companies, ensuring that we will realize the full potential of the historic combination of Actavis and Allergan beginning on Day 1.”

“I am pleased that Michael and Peter will be joining the Board of the combined company. Their exceptional qualifications – in particular Michael’s nearly two decades on the Allergan Board and Peter’s leading stature in Ophthalmology – have been valuable contributors to Allergan’s tremendous achievements during the last several years and will be critical in ensuring the continued success of the new company going forward,” said David Pyott, Chairman and CEO of Allergan. “Personally, I am excited for the opportunity to pursue new interests, including my work with a few public company boards, several universities in the U.S. and the UK and ophthalmic charities whose goals are to improve eye health in emerging markets. To this end, I am very pleased to be continuing as Chairman of the Board of The Allergan Foundation, where I can continue its important work. I have been honored to work closely with Brent, Paul and members of the management teams of both companies as we have focused on the integration efforts to bring these two exceptional organizations together in a way that will position it for continued long-term growth.”

New Members of the Board of Directors

Michael R. Gallagher

Mr. Gallagher was elected to the Allergan Board in 1998, and served as its Lead Independent Director and Chair of the Organization and Compensation Committee. In 2004, Mr. Gallagher retired as Chief Executive Officer and as a Director of Playtex Products, Inc. Prior to joining Playtex in 1995, Mr. Gallagher was Chief Executive Officer of North America for Reckitt & Colman plc; President and Chief Executive Officer of Eastman Kodak’s subsidiary, L&F Products; President of the Lehn & Fink Consumer Products Division at Sterling Drug, General Manager of the Household Products Division of the Clorox Company, and Brand Manager of The Procter & Gamble Company. Mr. Gallagher is a member and past Chairman of the Board of Advisors of the Haas School of Business, University of California, Berkeley.

Peter J. McDonnell, M.D.

Dr. McDonnell was appointed to the Allergan Board in 2013, and served on the Corporate Governance and Compliance Committee and the Science and Technology Committee. Dr. McDonnell is the Director and William Holland Wilmer Professor of the Wilmer Eye Institute of the Johns Hopkins University School of Medicine since 2003. Dr. McDonnell also serves as the Chief Medical Editor of Ophthalmology Times since 2004, and has served on the editorial boards of numerous ophthalmology journals. Dr. McDonnell also served as the Assistant Chief of Service at the Wilmer Institute from 1987 to 1988. He served as a consultant to the United States Department of Health and Human Services in 1996. Dr. McDonnell served as a full-time faculty at the University of Southern California from 1988 until 1999, where he advanced to the rank of professor in 1994.

Dr. McDonnell is an international leader in corneal transplantation, laser refractive surgery and the treatment of dry eye. Dr. McDonnell’s research interests include the causes and correction of refractive error, corneal wound healing and microbial keratitis. In 1999, Dr. McDonnell was named the Irving H. Leopold Professor and Chair of the Department of Ophthalmology at the University of California-Irvine. He is the recipient of research grants from the National Eye Institute, Research to Prevent Blindness, and other funding agencies. He has published over 250 scientific articles and holds four patents. The American Academy of Ophthalmology honored him with the Honor Award in 1991 and the Senior Achievement Award in 2001. In 2003, he received the Alcon Research Institute Award. Dr. McDonnell has served on the editorial boards of six ophthalmology journals. Dr. McDonnell is a member of many professional ophthalmology and medical societies.

About Actavis

Actavis plc (NYSE: ACT), headquartered in Dublin, Ireland, is a unique, global pharmaceutical company and a leader in a new industry model – Growth Pharma. Actavis is focused on developing, manufacturing and commercializing innovative branded pharmaceuticals, high-quality generic and over-the-counter medicines and biologic products for patients around the world.

Actavis markets a portfolio of best-in-class products that provide valuable treatments for the central nervous system, eye care, medical aesthetics, gastroenterology, women’s health, urology, cardiovascular and anti-infective therapeutic categories, and operates the world’s third-largest global generics business, providing patients around the globe with increased access to affordable, high-quality medicines. Actavis is an industry leader in research and development, with one of the broadest development pipelines in the pharmaceutical industry and a leading position in the submission of generic product applications globally.

With commercial operations in approximately 100 countries, Actavis is committed to working with physicians, healthcare providers and patients to deliver innovative and meaningful treatments that help people around the world live longer and healthier lives.

Actavis intends to adopt a new global name – Allergan – pending shareholder approval in 2015.

For more information, visit Actavis’ website at www.actavis.com.

Forward-Looking Statement

Statements contained in this press release that refer to future events or other non-historical facts are forward-looking statements that reflect Actavis’ current perspective of existing trends and information as of the date of this release. Except as expressly required by law, Actavis disclaims any intent or obligation to update these forward-looking statements. Actual results may differ materially from Actavis’ current expectations depending upon a number of factors affecting Actavis’ business. These factors include, among others, the difficulty of predicting the timing or outcome of FDA approvals or actions, if any; the impact of competitive products and pricing; market acceptance of and continued demand for Actavis’ products; risks associated with acquisitions, mergers and joint ventures; difficulties or delays in manufacturing; and other risks and uncertainties detailed in Actavis’ periodic public filings with the Securities and Exchange Commission, including but not limited to Actavis’ Annual Report on Form 10-K for the year ended December 31, 2014. Except as expressly required by law, Actavis disclaims any intent or obligation to update these forward-looking statements.